TSI, INC.

                                EXHIBIT #22

                               SUBSIDIARIES

                                                                  Percentage
                                                                    Voting
                                                                  Securities
                               State of                            Owned By
Name of Company                Organization                       Registrant

UAC, Inc.                       Delaware                              87.2

TSI Business Systems, Inc.      Montana                              100.0

TSI Leasing, Inc.               Montana                              100.0

First Mortgage Investors, Inc.  North Dakota                          (1)

First Montana Title Company
 of Great Falls                 Montana                               (2)

First Montana Title Insurance
 Company                        Montana                              100.0

First Montana Title Company
 of Billings                    Montana                               (3)

First Montana Title Company
 of Cut Bank  (Inactive)        Montana                               (3)

First Montana Title Company
 of Forsyth                     Montana                               (3)

Consulting Associates, Inc.     Montana                               (2)

Merritt Properties, Inc.        Montana                               (3)

Miramar, Inc.                   Montana                              100.0

Lake Place, Inc.                Montana                               (4)


(1) Owned  70% by UAC, Inc.
(2) Owned 100% by UAC, Inc.
(3) Owned 100% by First Montana Title Insurance Company
(4) Owned 100% by Miramar, Inc.




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